SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                             RF MICRO DEVICES, INC.
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)  Title of each class of securities to which transaction applies:
  (2)  Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4)  Proposed maximum aggregate value of transaction:
  (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:
  (2)  Form, Schedule or Registration Statement No.:
  (3)  Filing Party:
  (4)  Date Filed:

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 22, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS:

         We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. will be held on Tuesday, July 22, 2003 at 10:00 a.m. local time, at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, for the following purposes:

         (1) To elect eight directors for one-year terms and until their successors are duly elected and qualified;

         (2)      To approve the adoption of the 2003 Stock Incentive Plan;

         (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2004; and

         (4) To transact such other business as may properly come before the meeting.

         Under North Carolina law, only shareholders of record at the close of business on the record date, which is May 30, 2003, are entitled to notice of and to vote at the annual meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

         A copy of our 2003 Annual Report containing our financial statements for the fiscal year ended March 31, 2003 is enclosed.

                                    By Order of the Board of Directors

                                    /s/ Powell T. Seymour
                                    ----------------------------------

                                    Powell T. Seymour
                                    Secretary

June 16, 2003

         Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and mail it promptly. If you attend the meeting, you may revoke your proxy and vote your shares in person. A postage-paid, return-addressed envelope is enclosed.

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

                                 PROXY STATEMENT

GENERAL INFORMATION

         SOLICITATION OF PROXIES

         The enclosed proxy, for use at the Annual Meeting of Shareholders to be held July 22, 2003, at 10:00 a.m. local time at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, and any adjournment thereof (the "annual meeting" or the "meeting"), is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (the "Company"). The approximate date that we are first sending these proxy materials to shareholders is June 17, 2003. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

         The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of electing the eight nominees for directors named herein (or their substitutes) for one-year terms expiring at the 2004 annual meeting of shareholders, for adoption of the 2003 Stock Incentive Plan and for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2004.

         The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Abstentions and shares that are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

         Assuming the existence of a quorum, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The proposals to adopt the 2003 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors will be approved if the votes cast in favor of each proposal exceed the votes cast against it. Abstentions, shares which are withheld as to voting with respect to nominees for director and shares held of record by a broker, as nominee, that are not voted with respect to a proposal will not be counted as a vote in favor of or against the proposal and, therefore, will have no effect on any of the proposals presented at the meeting.

         VOTING SECURITIES OUTSTANDING

         In accordance with North Carolina law, May 30, 2003 has been fixed as the record date for determining holders of common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on May 30, 2003 is entitled to one vote on all proposals at the meeting, except that shares we hold in a fiduciary capacity may be voted only in accordance with the instruments creating the fiduciary capacity. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on May 30, 2003, there were 184,241,106 shares of our common stock outstanding and entitled to vote.

         Where appropriate, we have adjusted references in this proxy statement to prices and share numbers of our common stock to reflect three two-for-one stock splits, each effected in the form of a 100% share dividend. The first was payable on March 31, 1999 to record holders of common stock on March 17, 1999; the second was payable on

August 18, 1999 to record holders on August 2, 1999; and the third was payable on August 25, 2000 to record holders on August 8, 2000.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

         Under our bylaws, the Board of Directors consists of seven to nine members, as determined by the Board or the shareholders from time to time. The Board has determined that the number of directors within the range shall be eight. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified. All nominees presently serve as directors. There are no family relationships among any of our directors or officers. We intend that the proxyholders named in the accompanying form of proxy will vote properly returned proxies to elect the eight nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by management or for the election of the remaining nominees recommended by management.

         The names of the nominees for election to the Board, their principal occupations and certain other information follows:

         ROBERT A. BRUGGEWORTH                                   AGE 42

         Mr. Bruggeworth became President in June 2002 and Chief Executive Officer in January 2003. He was appointed to the Board of Directors in January 2003. He was Vice President of Wireless Products from September 1999 to January 2002 and President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was employed at AMP Inc. (now Tyco Electronics), a supplier of electrical and electronic connection devices, from July 1983 to April 1999. He held a number of manufacturing and engineering management positions from July 1983 to July 1998. From July 1998 to April 1999, Mr. Bruggeworth served first as AMP Inc.'s Divisional Vice President and Area Director of Asia Pacific, then as Vice President of Asia Pacific Operations and then as Divisional Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the Board of Directors of LightPath Technologies, Inc., a publicly traded manufacturer of families of high performance fiber-optic components for the telecommunications industry.

         DAVID A. NORBURY                                        AGE 52

         Mr. Norbury retired from the Company effective January 10, 2003. He has been a director of the Company since 1992. Mr. Norbury served as Chief Executive Officer from September 1992 to January 2003 and as President from September 1992 to June 2002. Mr. Norbury served as President and Chief Executive Officer of Polylythics, Inc., a developer of semiconductor technology based in Santa Clara, California, from August 1989 to March 1991.

         WILLIAM J. PRATT                                        AGE 60

         Mr. Pratt, a founder of the Company, served as President from February 1991 to September 1992 and served as Chairman from September 1992 to August 2002. Mr. Pratt has served as Chief Technical Officer and as Corporate Vice President since September 1992. He has also been a director of the Company since its inception in 1991. Prior to such time, Mr. Pratt was employed for 13 years with Analog Devices, Inc., an integrated circuit manufacturer, as Engineering Manager and General Manager.

         DANIEL A. DILEO                                         AGE 55

         Mr. DiLeo was elected to the Board in August 2002. Mr. DiLeo was an Executive Vice President of Agere Systems, Inc., a manufacturer of semiconductor components and optoelectronics, from March 2001 to March 2002. He is currently the principal of Dan DiLeo, LLC, which he founded in March 2002. He served as President of the Optoelectronics Division of Lucent Technologies, a manufacturer of semiconductor components and optoelectronics, from November 1999 to February 2001, Vice President and Chief Operating Officer from June 1998 to October 1999 and Vice President of the wireless business unit from January 1995 to May 1998. Mr. DiLeo is a director of Data I/O Corporation, which designs and manufactures equipment to program devices in original equipment manufacturers (OEMs).

         DR. FREDERICK J. LEONBERGER                             AGE 55

         Dr. Leonberger was elected to the Board in September 2002. He has served as Senior Vice President and Vice President and Chief Technology Officer of JDS Uniphase Corp., an optical component supplier, since July 1999, and held the same position with Uniphase Corp., an optical components supplier, from 1997 to 1999 prior to its merger with JDS Fitel Corporation. He was co-founder and general manager of United Technologies Photonics Corp. (UTP) a optical modulator supplier, which was acquired by Uniphase in 1995. Dr. Leonberger has also held management and staff positions at United Technologies Research Center and MIT Lincoln Laboratory.

         DR. ALBERT E. PALADINO                                  AGE 70

         Dr. Paladino was elected Chairman of the Board of Directors of the Company in August 2002 and has served as a director since 1992. He was a general partner of Advanced Technology Ventures, a venture capital firm, from 1981 through 1998. Prior to joining Advanced Technology Ventures, he held senior positions with Raytheon Company, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment. Dr. Paladino is also a member of the Board of Directors of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets.

          ERIK H. VAN DER KAAY                                   AGE 63

         Mr. van der Kaay joined the Board in July 1996. He has been Chairman of the Board of Symmetricom Inc., a publicly traded synchronization products company based in Irvine, California, since November 2002, and served as President and Chief Executive Officer of Datum Inc. (which merged with Symmetricom in October 2002) from April 1998 to October 2002. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio, from June 1990 to March 1998, and last served as its Executive Vice President. He is also a director of Comarco, Inc., a provider of advanced wireless technology tools and engineering services, and TranSwitch Corporation.

         WALTER H. WILKINSON, JR.                                AGE 57

         Mr. Wilkinson has served as a director of the Company since 1992. He is the founder and a general partner of Kitty Hawk Capital, Inc., a venture capital firm based in Charlotte, North Carolina, established in 1980.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

         Our Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. The Compensation Committee operates under a written charter, adopted in June 2003, which is attached to this proxy statement as Appendix A. The Compensation Committee is appointed by the Board of Directors to exercise the Board's authority concerning compensation of the Company's officers, as well as stock-based and incentive compensation paid to the Company's employees and service providers. In fulfilling its duties, the Committee has the authority to
(a) evaluate and fix the compensation of the officers of the Company and its subsidiaries; (b) prepare the report on executive compensation that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement; (c) evaluate and make recommendations to the Board concerning compensation of directors; and (d) discharge certain responsibilities relating to the Company's incentive and employee benefit plans. The members of the Compensation Committee are Messrs. DiLeo, Leonberger, Paladino, van der Kaay, and Wilkinson (Chairman), none of whom is an employee of the Company and each of whom is independent under existing and proposed Nasdaq requirements. See "Executive Compensation--Report of the Compensation Committee," below.

         The Audit Committee operates under a written charter adopted in May 2000 and amended in June 2003, a copy of which is attached to this proxy statement as Appendix B. The Audit Committee is appointed by the Board of Directors to assist the Board in its duty to oversee the Company's accounting, financial reporting and internal control functions and the audit of the Company's financial statements. The Committee's responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company's independent auditors, who report directly to the Audit Committee. The members of the Audit Committee are Messrs. DiLeo, Paladino, van der Kaay (Chairman), and Wilkinson, none of whom is an employee of the Company and each of whom is independent under existing and proposed Nasdaq requirements. Erik van der Kaay has been designated the audit committee financial expert serving on the Audit Committee. See "Report of the Audit Committee," below.

         The Governance and Nominating Committee operates under a written charter adopted in April 2003, a copy of which is attached to this proxy statement as Appendix C. The Committee is appointed by the Board of Directors to
(a) assist the Board in identifying individuals qualified to become Board members and to recommend to the Board the director nominees; (b) recommend to the Board the corporate governance, conflicts of interest and other policies, principles and guidelines applicable to the Company; and (c) lead the Board in its annual review of the Board's performance. The members of the Governance and Nominating Committee are Messrs. DiLeo, Leonberger, Paladino (Chairman), van der Kaay, and Wilkinson, none of whom is an employee of the Company and each of whom is independent under existing and proposed Nasdaq requirements. The Governance and Nominating Committee will consider written nominations of candidates for election to the Board properly submitted by shareholders. For information regarding shareholder nominations to the Board, see "Proposals for 2004 Annual Meeting," below.

         All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended March 31, 2003. The Board held six meetings during the year, the Compensation Committee held seven meetings, the Audit Committee held eight meetings, and the Governance and Nominating Committee held one meeting during fiscal 2003.

COMPENSATION OF DIRECTORS

         During fiscal 2003, each non-employee director of the Company received a $12,000 per year retainer for their services as a member of the Board, except for the Chairman of the Board, who received a $50,000 per year retainer. All non-employee members of the Board received $1,000 per Board meeting attended and $2,000 per year for service on each committee of the Board on which he served. In addition, all directors were reimbursed for expenses incurred in their capacity as directors.

         Beginning with fiscal 2004, each non-employee director of the Company is eligible to receive a $20,000 per year retainer for services as a member of the Board, except for the Chairman of the Board, who receives a $75,000 per year retainer. All non-employee members of the Board receive $2,500 per Board meeting attended. All non-employee members of the Board, excluding the Chairman of the Board, receive $1,000 per meeting attended for their services on the Compensation Committee and $1,500 per meeting attended for their services on the Audit Committee. The Chairmen of the Audit and Compensation Committees receive $5,000 and $3,000 per year, respectively, for their services as chairmen in addition to the applicable meeting fees. In addition, all directors are reimbursed for expenses incurred in their capacity as directors.

         Under our Non-Employee Directors' Option Plan, as amended, each non-employee director who is first elected or appointed to the Board is eligible to receive an option to purchase 20,000 shares of our common stock at the market price of the stock at the time of grant. Each participating non-employee director who is reelected receives an annual option grant for 20,000 shares of common stock with an exercise price equal to the market price at the time of grant. The options have a 10-year term and generally vest in three installments over two years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 30, 2003 by (a) each person known by us to own beneficially five percent or more of our outstanding shares of common stock, (b) each director and nominee for director, (c) the Named Executives (as defined in "Summary Compensation Table," below), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 30, 2003 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.


                                                  BENEFICIAL OWNERSHIP
         NAME OF BENEFICIAL OWNER                    NUMBER OF SHARES  PERCENT OF CLASS
         ------------------------                    ----------------  -----------------

Robert A. Bruggeworth (1)...........................     151,331                 *
Daniel A. DiLeo (2).................................       6,666                 *
Dr. Arthur E. Geiss (3).............................      13,600                 *
Dr. Frederick J. Leonberger (4).....................       7,566                 *
Jerry D. Neal (5)...................................     821,067                 *
David A. Norbury (6)................................     848,388                 *
Dr. Albert E. Paladino (7)..........................     220,001                 *
William J. Pratt (8)................................   1,591,266                 *
William A. Priddy, Jr. (9)..........................     324,182                 *
Powell T. Seymour (10)..............................     948,947                 *
Erik H. van der Kaay (11)...........................     227,999                 *
Walter H. Wilkinson, Jr. (12).......................     372,891                 *
Directors and executive officers as a group (15        5,972,219               3.20%
persons)  (13).....................................


--------------
* Indicates less than one percent

   (1) Includes 147,456 shares of common stock issuable upon the exercise of stock options.

   (2) Includes 6,666 shares of common stock issuable upon the exercise of stock options.

   (3) Includes 0 shares of common stock issuable upon the exercise of stock options.

   (4) Includes 6,666 shares of common stock issuable upon the exercise of stock options.

   (5) Includes 719,908 shares of common stock issuable upon the exercise of stock options.

   (6) Includes 6,666 shares of common stock issuable upon the exercise of stock options.

   (7) Includes 80,001 shares of common stock issuable upon the exercise of stock options.

   (8) Includes (a) 172,769 shares of common stock issuable upon the exercise of stock options, (b) 73,164 shares held by the William John Pratt 2001 Grantor Retained Annuity Trust, as to which Mr. Pratt shares voting and dispositive power and (c) 16,000 shares held by Mr. Pratt's spouse, as to which Mr. Pratt disclaims beneficial ownership.

   (9) Includes 227,907 shares of common stock issuable upon the exercise of stock options.

   (10) Includes 147,493 shares of common stock issuable upon the exercise of stock options.

   (11) Includes 179,999 shares of common stock issuable upon the exercise of stock options.

   (12) Includes 239,999 shares of common stock issuable upon the exercise of stock options.

   (13) Includes 2,278,589 shares of common stock issuable upon the exercise of stock options.


                               EXECUTIVE OFFICERS

         Our current executive officers are as follows:

NAME                                 AGE     TITLE
---------                            ---     ------
Robert A. Bruggeworth............    42      President and Chief Executive Officer
William J. Pratt.................    60      Chief Technical Officer and Corporate Vice President
Powell T. Seymour................    60      Corporate Vice President of Strategic Operations and Secretary
Jerry D. Neal....................    58      Executive Vice President of Marketing and Strategic Development
William A. Priddy, Jr............    42      Chief Financial Officer and Corporate Vice President of Administration
Gary J. Grant....................    47      Corporate Vice President of Quality Assurance
J. Forrest Moore ................    55      Chief Information Officer and Corporate Vice President of Information Technology
Steven E. Creviston..............    39      Corporate Vice President of Wireless Products

         Set forth below is certain information with respect to our executive officers. Officers are appointed to serve at the discretion of the Board of Directors. Information regarding Messrs. Bruggeworth and Pratt is included in the director profiles above.

         POWELL T. SEYMOUR, a founder of the Company, has been Corporate Vice President of Strategic Operations since January 2002 and Secretary since the Company's inception in February 1991. Mr. Seymour was Vice President of Operations from February 1991 to January 2002. Prior to joining the Company, Mr. Seymour was employed for 11 years with Analog Devices, Inc. as Manufacturing Engineer and Manufacturing Engineer Manager. Mr. Seymour served as a director of the Company from February 1992 to July 1993.

         JERRY D. NEAL, a founder of the Company, served as Vice President of Marketing from May 1991 to January 2000 and was Executive Vice President of Sales, Marketing and Strategic Development from January 2000 to January 2002. In January 2002, Mr. Neal became Executive Vice President of Marketing and Strategic Development. Prior to joining the Company, Mr. Neal was employed for 10 years with Analog Devices, Inc. as Marketing Engineer, Marketing Manager and Business Development Manager. Mr. Neal served as a director of the Company from February 1992 to July 1993.

         WILLIAM A. PRIDDY, JR. became Chief Financial Officer and Corporate Vice President of Administration in July 1997. He was Controller from December 1991 to December 1993, Treasurer from December 1993 to May 1999, and Vice President of Finance from December 1994 to July 1997. Prior to joining the Company, Mr. Priddy was employed for five years with Analog Devices, Inc. in increasingly responsible positions in finance and marketing.

         GARY J. GRANT has served as Corporate Vice President of Quality Assurance since November 1998. From April 1995 to November 1998, Mr. Grant was employed with ST Microelectronics, Inc., a broad-ranged manufacturer of integrated circuits, as Director of Quality and Facilities. From July 1980 to April 1994, Mr. Grant was employed with Texas Instruments Inc. as Fab Process Engineer, Product Engineering Manager and Total Quality Manager.

         J. FORREST MOORE became Chief Information Officer and Corporate Vice President of Information Technology in June 2000. He was the Director of Information Technology from February 1997 to June 2000. Mr. Moore was employed with IBM as Project Manager from July 1996 to February 1997.

         STEVEN E. CREVISTON began his employment with the Company in December 1994. From May 1997 to May 1999, Mr. Creviston was Director Account Management, from June 1999 to April 2001, he was Product Line Director, from May 2001 to May 2002, he was Divisional Vice President and since May 2002 he has been the Corporate Vice President of Wireless Products.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The objectives of the Company's compensation program are to enhance the Company's ability to recruit and retain qualified management, motivate executives and other employees to achieve established performance goals and ensure an element of congruity between the financial interests of the Company's management and its shareholders.

         The Compensation Committee considers the following factors in setting the compensation of the Chief Executive Officer and the other executive officers of the Company:

         o The overall performance of the Company during the previous fiscal year;

         o Individual performance appraisals of the executive officers and their contributions toward the Company's performance goals and other objectives as established by the Board of Directors and the Compensation Committee;

         o The compensation packages for executives at other publicly held U.S. manufacturers of integrated circuits with similar positions and levels of responsibility; and

         o The overall compensation level of all employees of the Company.

         Compensation arrangements adopted by the Compensation Committee include up to four components: (a) a base salary; (b) a discretionary cash bonus program pursuant to which bonuses may be awarded annually to executive officers in amounts based both on objective criteria established by the Compensation Committee, which include growth of revenues over that of the previous year, the level of operating profit and certain strategic accomplishments, and subjective criteria applied by the Compensation Committee; (c) the grant of equity incentives in the form of stock options and/or restricted stock based on similar objective and subjective criteria; and (d) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Company's 401(k) plan. The Company has also entered into change in control agreements with certain senior officers of the Company, including each of the Named Executives. See "Key Employee Retention Arrangements," below.

         The Chief Executive Officer's salary, bonus and equity incentive awards are established by the Compensation Committee. Recommendations regarding the base salary, bonuses and stock option or other awards of the Company's executive officers, other than Mr. Bruggeworth, are made to the Compensation Committee by Mr. Bruggeworth and are subject to its approval. The Company is a member of one or more human resources-focused industry groups which accumulate detailed data regarding position descriptions, responsibilities, and compensation for all levels of employees within the technology industries. The Company uses a subset of this data that is most applicable to the Company, given its size and certain other industry reporting characteristics. This information is one of the factors applied in setting the overall base salary, bonus and other performance-based compensation levels for all Company senior executives. The amount of bonuses and stock option or other equity-based awards, if any, which an executive officer, including the Chief Executive Officer, may be eligible to receive are based in part on the attainment of specified corporate performance factors. The relevant corporate performance factors for the last fiscal year included growth in revenues over that of the previous year, the level of operating profit and certain strategic accomplishments.

         The Compensation Committee believes that substantial equity ownership encourages management to take action favorable to the long-term interests of the Company and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of the Named Executives and other executive officers. The Company grants unvested equity-based awards to most of its newly hired, full-time employees, and employees are periodically eligible thereafter for additional awards based on management's evaluation of their performance. During fiscal 2003, the Company granted equity-based awards in the form of stock options and restricted stock awards to approximately 1,460 employees, including the Named Executives. Stock options and restricted stock awards granted to the Named Executives in fiscal 2003 are included under the headings "Summary Compensation Table" and "Option Grants in Last Fiscal Year," below. The Company allows its employees the opportunity to purchase the Company's common stock through an Employee Stock Purchase Plan. See "Employee Benefit Plans," below.

         During fiscal 2003, Mr. Bruggeworth earned a base salary of $298,000 and a cash bonus of $129,000. Mr. Bruggeworth was awarded stock options and restricted stock awards as detailed under the headings "Summary Compensation Table," and "Option Grants in Last Fiscal Year," below. The Compensation Committee believes that the adjustments in Mr. Bruggeworth's base salary, stock options and restricted stock awards for fiscal 2003 were justified by the increased responsibilities he assumed in transitioning from the position of President of the Wireless Product Group to President and Chief Executive Officer of the Company. The Compensation Committee believes, based on its review of publicly available information concerning the Company's competitors, as well as the use of the extensive data available from the salary surveys described above, that Mr. Bruggeworth's compensation is well within the range of compensation provided to executives of similar rank and responsibility in the Company's industry. The Committee believes that competition for qualified executives in the integrated circuit industry is extremely strong, and that to attract and retain such persons the Company must maintain an overall compensation package similar to those offered by its peer companies.

         In general, compensation in excess of $1,000,000 paid to any of the Named Executives may be subject to limitations on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The limits on deduction do not apply to performance-based compensation that satisfies certain requirements. The Compensation Committee has not adopted any specific policies with respect to Section 162(m), although the 1999 Stock Incentive Plan, which was adopted by shareholders at the 1999 annual meeting, is structured to comply with Section 162(m) to the extent practicable, and the proposed 2003 Stock Incentive Plan, which is subject to shareholder approval at the annual meeting, is also structured to comply with Section 162(m) to the extent practicable. See "Proposal 2 - Adoption of 2003 Stock Incentive Plan," below.

         This report has been prepared by members of the Compensation Committee. Members of this committee are:

Walter H. Wilkinson, Jr. (Chairman)
Daniel A. DiLeo
Dr. Frederick J. Leonberger
Dr. Albert E. Paladino
Erik H. van der Kaay

SUMMARY COMPENSATION TABLE

         The following table presents information relating to total compensation during fiscal years 2003, 2002 and 2001, of the current and former Chief Executive Officers, one recently departed executive officer and our four next most highly compensated executive officers (the "Named Executives").

                                              ANNUAL COMPENSATION        LONG TERM COMPENSATION AWARDS

                                                                         RESTRICTED        SECURITIES       ALL OTHER
           NAME AND               YEAR                                     STOCK           UNDERLYING      COMPENSATION
     PRINCIPAL POSITIONS          (1)     SALARY ($)    BONUS ($)(2)   AWARDS ($)(3)       OPTIONS (#)        ($)(4)
     -------------------          ---     ----------    ------------   -------------     --------------    -----------

David A. Norbury                  2003        304,863         119,652         174,440        172,000         3,660
   FORMER CHIEF                   2002        312,000         199,000         275,275        101,000         5,339
   EXECUTIVE OFFICER (5)          2001        297,115               0         320,625         93,040         5,949

Robert A. Bruggeworth             2003        297,692         129,496         287,100        372,000         6,058
   PRESIDENT AND CHIEF            2002        232,654         144,900         583,350        211,000         5,420
   EXECUTIVE OFFICER (6)          2001        219,808               0         427,500         73,260         5,495

William J. Pratt                  2003        264,292         114,967         100,800        127,000             0
   CHIEF TECHNICAL OFFICER        2002        260,000         165,600         196,625         71,000             0
   AND CORPORATE VICE             2001        258,674               0         213,750         83,736             0
   PRESIDENT

Jerry D. Neal                     2003        259,292         112,792         100,800        127,000         4,787
   EXECUTIVE VICE PRESIDENT OF    2002        255,000         162,400         275,275         91,000         4,583
   MARKETING AND STRATEGIC        2001        246,634               0         249,375         74,432         4,997
   DEVELOPMENT

Arthur E. Geiss
   FORMER VICE PRESIDENT OF       2003        219,868          49,796          94,080        123,123         3,081
   WAFER FABRICATION              2002        236,250         150,400         314,600         91,000         4,595
   OPERATIONS (7)                 2001        227,015               0         320,625         74,432         4,959

William A. Priddy, Jr.            2003        219,538          95,499         134,400        135,000         4,806
   CHIEF FINANCIAL OFFICER        2002        209,999         133,728         314,600         91,000         4,617
   AND  CORPORATE VICE            2001        186,654               0         320,625         55,824         4,974
   PRESIDENT OF  ADMINISTRATION

Powell T. Seymour                 2003        190,338          82,797          61,600         96,000         5,494
   CORPORATE VICE PRESIDENT OF    2002        187,000         119,400         196,625         71,000         5,307
   STRATEGIC OPERATIONS AND       2001        182,308               0         213,750         55,824         5,469
   SECRETARY


---------------

   (1) The Company uses a 52-week or 53-week fiscal year ending on the Saturday closest to March 31 in each year. Each of the 2002 and 2003 fiscal years was a 52-week year, and the 2001 fiscal year was a 53-week year. For purposes of this proxy statement, each fiscal year is described as ending on March 31.

   (2) The Compensation Committee has implemented a discretionary bonus program pursuant to which bonuses may be awarded to our executive officers from time to time in amounts based on the attainment of specified performance goals and reflecting the Compensation Committee's evaluation of each executive officer's contributions. See "Report of the Compensation Committee," above.

   (3) The value shown is the number of restricted shares times the closing market price of the common stock on the day of grant. Restricted stock awards generally vest over a period of five years. At fiscal 2003 year-end, the total number and value (based on the closing market price of the common stock on the last trading day of the fiscal year) of restricted shares held by the Named Executives was Mr. Norbury, 0; Mr. Bruggeworth, 101,125 shares worth $630,009; Mr. Pratt, 40,188 shares worth $250,371; Mr. Neal, 58,311 shares worth $363,278; Dr. Geiss, 0;
         Mr. Priddy, 68,341 shares worth $425,764; and Mr. Seymour, 40,537 shares worth $252,546. The values given do not reflect the fact that the shares are restricted. Any dividends paid on the common stock would not be paid on the restricted shares prior to vesting, and the shares may not be voted prior to vesting.

   (4) Reflects amounts contributed by the Company during the applicable fiscal year to the accounts of the Named Executives under the Company's 401(k) plan.

   (5) Mr. Norbury retired from the Company on January 10, 2003. Unvested restricted stock awards which he held at the time of his retirement were forfeited in accordance with their terms.

   (6) Mr. Bruggeworth was named President in June 2002 and Chief Executive Officer in January 2003.

   (7) Dr. Geiss retired from the Company on January 10, 2003. Unvested restricted stock awards which he held at the time of his retirement were forfeited in accordance with their terms.

STOCK OPTIONS

         The following table provides information concerning options for the common stock exercised by each of the Named Executives during fiscal year 2003, and the value of options held by each at the end of the fiscal year.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                              SHARES        VALUED             AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END ($)(2)
                            ACQUIRED ON    REALIZED     ------------------------------       -------------------------
NAME                         EXERCISE(#)    ($)(1)      EXERCISABLE      UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
---------                  -----------    ----------    ------------    ---------------      ----------- -------------
David A. Norbury (3)             510,228    2,289,786       122,466                 0              0                0

Robert A. Bruggeworth                  0            0       124,054           626,206              0           83,040

William J. Pratt                 558,216    3,003,792       118,323           316,413         51,705          313,914

Jerry D. Neal                          0            0       663,121           330,311      2,528,439          341,183

Arthur E. Geiss (4)              300,669    2,199,330       100,522                 0              0                0

William A. Priddy                 39,940      219,384       187,142           300,346        354,704          257,665

Powell T. Seymour                 92,000      458,347       112,078           242,746        130,339          221,208


---------------

   (1) Value represents the difference between the option price and the market value of the common stock on the date of exercise.

   (2) Value represents the difference between the option price and the market value of the common stock at fiscal year-end.

   (3) Mr. Norbury retired from the Company on January 10, 2003. His options generally were subject to a 90-day post-termination exercise period. The vesting of options for 70,228 shares was accelerated by the Company in connection with Mr. Norbury's retirement.

   (4) Dr. Geiss retired from the Company on January 10, 2003. His options generally were subject to a 90-day post-termination exercise period. The vesting of options for 28,469 shares was accelerated by the Company in connection with Dr. Geiss' retirement.

The following table sets forth for each of the Named Executives certain information concerning stock options granted during fiscal year 2003.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                         --------------------------------------------------------------

                              NUMBER OF      % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                             SECURITIES      OPTIONS                                            ANNUAL RATES OF STOCK PRICE
                             UNDERLYING     GRANTED TO                                               APPRECIATION FOR
                              OPTIONS       EMPLOYEES    EXERCISE OR                                  OPTION TERM (1)
                              GRANTED       IN FISCAL     BASE PRICE      EXPIRATION
NAME                          (#)(2)           YEAR        ($/SH)            DATE                    5% ($)        10% ($)
----------------         ----------------   ------------   -----------    -------------           ----------   -----------
David A. Norbury                  108,000          2.13         5.600     10/10/2012(3)             52,920         84,240

                                   64,000          1.26        16.050     05/13/2012(3)            114,528        168,896

Robert A. Bruggeworth              64,000          1.26        16.050     05/13/2012               743,995      1,793,132

                                  100,000          1.98         6.950     09/13/2012               362,153        988,339

                                  108,000          2.13         5.600     10/10/2012               415,540      1,019,920

                                  100,000          1.98         6.080     01/27/2013               356,306        927,496

William J. Pratt                   76,000          1.50         5.600     10/10/2012               292,417        717,722

                                   51,000          1.01        16.050     05/13/2012               592,871      1,428,902

Jerry D. Neal                      51,000          1.01        16.050     05/13/2012               592,871      1,428,902

                                   76,000          1.50         5.600     10/10/2012               292,417        717,722

Arthur E. Geiss                    72,000          1.42         5.600     10/10/2012(3)             14,400         14,400

                                   51,000          1.01        16.050     10/10/2012(3)             91,265        134,589

William A. Priddy                  90,000          1.78         5.600     10/10/2012               346,283        849,934

                                   45,000           .89        16.050     05/13/2012               523,121      1,260,796

Powell T. Seymour                  58,000          1.15         5.600     10/10/2012               223,160        547,735

                                   38,000           .75        16.050     05/13/2012               441,747      1,064,672


---------------

   (1) The potential realizable value is calculated based on the term of the option at its time of grant (generally 10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The five percent and 10 percent assumed rates of appreciation are derived from the rules of the SEC and do not represent our estimate or projection of the future common stock price.

   (2) These options have an exercise price equal to the fair market value of the common stock at the time of grant and generally vest and become exercisable in four equal installments on the first four anniversaries of the date of grant.

   (3) These options expired in accordance with their terms 90 days after the optionee's retirement.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of March 31, 2003 relating to the Company's equity compensation plans, under which grants of stock options, restricted stock and other rights to acquire shares of our common stock may be granted from time to time.


                                                 (a)                        (b)                                   (c)
                                                                                                 Number of securities remaining
                                       Number of securities to       Weighted-average            available for future issuance
                                       be issued upon exercise       exercise price of           under equity compensation plans
                                       of outstanding options,       outstanding options,        (excluding securities reflected in
PLAN CATEGORY                          warrants and rights           warrants and rights         column(a))
--------------                        -------------------------     -----------------------     ------------------------------------

Equity compensation plans approved              21,706,905                $14.54                          1,004,057(1)
by security holders

Equity compensation plans not                      732,925                 $2.69                            183,828
approved by security holders (2)

Total                                           22,439,830                $14.15                          1,187,885




   (1) A total of 288,767 shares may be issued pursuant to restricted stock awards granted under our 1999 Stock Incentive Plan. The shares shown in column (c) may be the subject of awards other than options, warrants or rights granted under the 1999 Stock Incentive Plan.

   (2) In connection with our acquisition of RF Nitro Communications, Inc., we assumed options to purchase an aggregate of 34,767 shares of common stock and a restricted stock award for 17,356 shares of common stock under the under the RF Nitro Communications, Inc. 2001 Stock Incentive Plan. The options have a weighted average exercise price of $7.00. In connection with our acquisition of Resonext Communications, Inc., we assumed options to purchase an aggregate of 621,753 shares of common stock under the Resonext Communication's, Inc. 1999 Stock Plan. These outstanding options have a weighted average exercise price of $2.53.


NON-SHAREHOLDER APPROVED PLANS

         INDIVIDUAL OPTION AGREEMENTS WITH CERTAIN NON-EMPLOYEE DIRECTORS. In October 1998, we granted options to purchase an aggregate of 120,000 shares (as adjusted for stock splits) to certain directors outside of the Non-Employee Director's Stock Option Plan. The weighted average exercise price for the outstanding options is $2.609. These options were granted at an option price equal to the fair market value at the time of grant, have 10-year terms and vested in three annual installments.

         RF NITRO COMMUNICATIONS, INC. 2001 STOCK OPTION PLAN. In connection with our acquisition of RF Nitro, we assumed outstanding options and an outstanding restricted stock award issued under the RF Nitro Communications, Inc. 2001 Stock Option Plan. The 2001 Stock Option Plan provides for the grant of incentive, nonqualified and restricted stock awards to key employees, non-employee directors and consultants. The weighted average exercise price for the outstanding options is $7.00. The terms may be adjusted upon certain events affecting our Company's capitalization. No awards may be granted under the plan after May 29, 2011.

         RESONEXT COMMUNICATIONS, INC. 1999 STOCK PLAN. In connection with our acquisition of Resonext, we assumed outstanding options issued under the Resonext Communications, Inc. 1999 Stock Option Plan. The 1999 Stock Option Plan provides for the grant of incentive options and nonqualified options to key employees and consultants. The weighted average exercise price for the outstanding options is $2.53. The terms may be adjusted upon certain events affecting our company's capitalization. No awards may be granted under the plan after November 23, 2009.

OTHER EMPLOYEE BENEFIT PLANS

         The discussion which follows describes the material terms of our principal equity plans (in addition to those described above).

         1999 STOCK INCENTIVE PLAN. The 1999 Stock Incentive Plan, which the Company's shareholders approved at the 1999 annual meeting of shareholders, provides for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards that may be granted under the plan include incentive options and nonqualified options, stock appreciation rights, and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting the Company's capitalization. No awards may be granted under the plan after June 30, 2009. The plan is administered by the Compensation Committee upon delegation from the Board of Directors. Under the terms of the plan, the committee has full and final authority to take any action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award. The Company has proposed to adopt a new stock incentive plan. See "Proposal 2 - Adoption of 2003 Stock Incentive Plan," below.

         1997 KEY EMPLOYEES' STOCK OPTION PLAN. Our 1997 Key Employees' Stock Option Plan provides for the grant of options to purchase common stock to key employees and independent contractors in our service. This plan permits the granting of both incentive options and nonqualified options. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting our capitalization. This plan is also administered by the Compensation Committee.

         As of March 31, 2003, we had granted options to employees, including the Named Executives, and consultants, for 36,670,687 shares of common stock under our stock incentive plans, of which options for 13,679,345 shares have been exercised and options for 2,484,011 shares have been forfeited. The exercise prices for outstanding options granted to employees under the plans range from $.0187 to $87.50 per share, with a weighted average of $15.13 per share. The weighted average of all outstanding options under our stock options plans (including those that we assumed in the RF Nitro and Resonext mergers) is $14.15. The Company has also granted a total of 1,914,584 shares of restricted stock under the 1999 Stock Incentive Plan and the RF Nitro Communications Plan.

         EMPLOYEE STOCK PURCHASE PLAN. Our Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This plan is intended to encourage stock ownership through means of payroll deductions. All of our regular full-time employees (including officers) and all other employees (except for certain part-time and seasonal employees) are eligible to participate after being employed for three months. Directors who are not employees are not eligible to participate. An aggregate of 4,000,000 shares of common stock (as adjusted to reflect stock splits) has been reserved for offering under the stock purchase plan, subject to anti-dilution adjustments in the event of certain changes in our capital structure.

         We make no cash contributions to the stock purchase plan, but bear the expenses of its administration. The plan is administered by the Compensation Committee, which has authority, among other things, to establish the number and duration of the purchase periods during the term of the plan, and to interpret the terms of the plan.

         RETIREMENT PLAN. Employees are generally eligible to participate in our qualified 401(k) plan after three months of service. An employee may invest a maximum of 15% of pretax earnings in the plan. An employee is fully vested in the employer contribution portion of the plan after completion of five continuous years of service. Employer contributions to the plan are made at the discretion of management and the Board of Directors. We made contributions to the plan of approximately $1,400,000 during the fiscal year ended March 31, 2003.

KEY EMPLOYEE RETENTION ARRANGEMENTS

         Effective March 2001, the Company entered into change in control agreements with certain senior officers of the Company, including the Named Executives. Effective January 2003, Robert Bruggeworth's change in control agreement was amended and restated to provide for benefits commensurate with those benefits provided pursuant to the terms of the existing change in control agreements entered into with the retiring Chief Executive Officer and other members of the "top tier" executive group. The terms and conditions of the change in control agreements are substantially the same, except for certain differences in Mr. Bruggeworth's and Mr. Priddy's agreements that are described below. Mr. Norbury's and Dr. Geiss' change in control agreements terminated upon their retirement from the Company on January 10, 2003. Each change in control agreement will continue in effect until the earliest of (a) the end of three years after the effective date of the agreement if no change in control has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the Named Executive that it does not wish to extend the agreement; (b) the termination of the Named Executive's employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and the Named Executive of all obligations under the change in control agreement.

         Under the terms of each change in control agreement, if a change in control of the Company occurs while the Named Executive is an employee of the Company, and a qualifying termination of his employment with the Company occurs within the two-year period following the change in control, then the Named Employee is entitled to certain compensation payments and benefits. A "qualifying termination" means the Company's termination of the Named Executive's employment for a reason other than death, disability, retirement or cause, or the Named Executive's termination of his employment for "good reason" (which includes a material reduction in duties and responsibilities or salary, the failure of the Company to continue certain benefits and certain relocations). A "change in control" is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 51% or more of the outstanding common stock of the Company, the merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company or a change in a majority of the Board of Directors of the Company within a 12-month period.

         The change in control agreements for Mr. Bruggeworth and Mr. Priddy provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the two years following the termination equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. The change in control agreements for the other Named Executives provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the one-year period following the termination equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. All of the change in control agreements also provide that, in the event of a qualifying termination after a change in control, the Named Executive will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

         In addition, the agreements provide that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the Named Executive will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company will be removed and such awards will be fully vested. The Named Executives will also receive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes. The change in control agreements also provide that the Company will continue to provide for one year (or two years for Mr. Bruggeworth and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide the Named Executive with one additional year (or two additional years for Mr. Bruggeworth and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefits plans in which the Named Executive participated at termination.

         The change in control agreements also provide that the Named Executives are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the Named Executive fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the agreement.

SEVERANCE ARRANGEMENTS

         In consideration for David Norbury's services to the Company as Chief Executive Officer, the Compensation Committee accelerated the vesting of stock options for 70,228 shares in January 2003. In addition, the Company extended Mr. Norbury's medical insurance benefits for 18 months from the date of his termination of employment.

         In consideration for Arthur Geiss' services to the Company as Vice President of Wafer Fabrication Operations, the Compensation Committee accelerated the vesting of stock options for 28,469 shares in January 2003.

PERFORMANCE GRAPH

         The graph set forth below compares, for the five-year period beginning March 27, 1998, the "cumulative total return" to our shareholders as compared with the return of the Nasdaq Stock Market Index (U.S. Companies) (the "Nasdaq Market Index") and the Nasdaq Electronic Components Index (the "Electronic Components index"), our industry index. The graph was prepared using information provided by the Center of Research Studies in Securities Prices at the University of Chicago. "Cumulative total return" has been computed assuming an investment of $100 at the beginning of the period indicated in our common stock and the stock of the companies included in the Nasdaq Market Index and the Electronic Components Index, and assuming the reinvestment of dividends.


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


         The stock price performance graph depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The stock price performance depicted in the graph is not necessarily an indicator of future price performance.

               PROPOSAL 2 - ADOPTION OF 2003 STOCK INCENTIVE PLAN

BACKGROUND

         Our Board of Directors approved the adoption of the 2003 Stock Incentive Plan (the "Plan") effective July 22, 2003, in substantially the form attached hereto as Appendix D subject to the approval of the Plan by the shareholders at the 2003 Annual Meeting of Shareholders. Awards may be granted under the Plan on and after its effective date (July 22, 2003), provided the shareholders approve the Plan, but no later than July 21, 2013. The discussion that follows is qualified in its entirety by reference to the Plan.

         The maximum number of shares that may be issued pursuant to awards granted under the Plan may not exceed the sum of (a) 9,250,000 shares, plus (b) any shares of common stock (1) remaining available for issuance as of the effective date of the Plan under the Company's 1999 Stock Incentive Plan, Key Employees' 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Company (collectively, the "Prior Plans"), and/or (2) subject to an award granted under a Prior Plan, which awards are forfeited, cancelled, terminated, expire or lapse for any reason, and the Board has reserved such number of shares for this purpose. Of that amount, the maximum number of shares of common stock that may be issued under the Plan pursuant to the grant of incentive stock options (described below) is 9,250,000, and no participant may be granted awards in any 12-month period for more than 800,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of award). The following will not be included in calculating the share limitations set forth above: (a) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (b) awards which by their terms are settled in cash, (c) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company (or an affiliate) pursuant to which it is merged with the Company or becomes a related entity of the Company, (d) any shares subject to an award under the Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and (e) any shares surrendered by a participant or withheld by the Company to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having the Company withhold shares.

         The number of shares reserved for issuance under the Plan and the terms of awards may be adjusted in the event of an adjustment in the capital stock structure of the Company or a related entity (due to a merger, stock split, stock dividend or similar event). On June 4, 2003, the closing sales price of the common stock as reported on The Nasdaq National Market was $5.72 per share.

PURPOSE AND ELIGIBILITY

         The purpose of the Plan is to encourage and enable selected employees, directors and independent contractors of the Company and related entities to acquire or increase their holdings of common stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the Company's efficiency, soundness, profitability, growth and shareholder value. At this time, approximately 1,870 employees, 8 directors and 0 independent contractors are eligible to participate in the Plan.

         The purpose will be carried out by the granting of benefits ("awards") to selected participants. Awards which may be granted under the Plan include incentive stock options ("incentive options") and nonqualified stock options ("nonqualified options") (collectively, "options"); stock appreciation rights ("SARs"); restricted awards ("restricted awards") in the form of restricted stock awards ("restricted stock awards") and restricted stock units ("restricted stock units"); and performance awards ("performance awards") in the form of performance shares ("performance shares") and performance units ("performance units"). The material terms of each type of award are discussed below. See "Awards."

ADMINISTRATION; AMENDMENT AND TERMINATION

         The Plan will be administered by the Board of Directors, or upon its delegation, by the Compensation Committee of the Board. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the "Administrator." Under the terms of the Plan, the Administrator has full and final authority to take any action with respect to the Plan, including, without limitation, the authority to: (a) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares, if any, of common stock subject to an award, and the terms, conditions, restrictions and limitations of an award; (b) prescribe the form or forms of agreements related to awards granted under the Plan; (c) establish, amend and rescind rules and regulations for the administration of the Plan; and (d) construe and interpret the Plan, awards and award agreements made under the Plan, establish and interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan.

         In certain circumstances, the Administrator may delegate to one or more officers of the Company the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator).

         The Plan and awards may be amended or terminated at any time by the Board of Directors, subject to the following: (a) shareholder approval is required of any Plan amendment if such approval is required by applicable law, rule or regulation; and (b) an amendment or termination of an award may not materially adversely affect the rights of an award participant without the participant's consent. Notwithstanding clause (a) of the preceding sentence, except for anti-dilution adjustments made under the Plan, the option price for any outstanding option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action.

         The Administrator has the authority to make adjustments of awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations. The Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value made to the holder of such canceled award.

AWARDS

         As noted above, the Plan authorizes the grant of incentive options, nonqualified options, SARs, restricted awards and performance awards. A summary of the material terms of each type of award is provided below.

         OPTIONS. The Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of common stock (although incentive options may only be granted to employees of the Company or a related corporation). The option price at which an option may be exercised will be determined by the Administrator at the time of grant and must be at least 100% of the fair market value per share of the common stock on the date of grant (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Company or a related corporation). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made: (a) by delivery (by either actual delivery or attestation) of shares of common stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (b) by shares of common stock withheld upon exercise; (c) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the option price; (d) by such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (e) by any combination of these methods. The term of an option and the period or periods during which, and conditions pursuant to which, an option may be exercised will be determined by the Administrator at the time of option grant and, in the case of incentive options, the option term may not exceed 10 years (or five years with respect to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a related corporation). Options are also subject to certain restrictions on exercise if the participant terminates employment. The Administrator also has authority to establish other terms and conditions related to options.

         STOCK APPRECIATION RIGHTS. Under the terms of the Plan, SARs may be granted to the holder of an option (a "related option") with respect to all or a portion of the shares of common stock subject to the related option (a "tandem SAR") or may be granted separately (a "freestanding SAR"). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from the Company, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than the fair market value per share of the common stock on the date the SAR is granted. The consideration paid by the Company upon exercise of an SAR may be paid currently or on a deferred basis.

         SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a tandem SAR, the related option is deemed to be surrendered to the extent of the number of shares of common stock for which the tandem SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs. Each award agreement will set forth the extent to which the holder of an SAR will have the right to exercise an SAR following termination of the holder's employment or service with the Company. SARs are subject to certain restrictions on exercise if the participant terminates employment.

         RESTRICTED AWARDS. Subject to the limitations of the Plan, the Administrator may in its sole discretion grant restricted awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards may be payable in cash or whole shares of common stock (including restricted stock), or partly in cash and partly in whole shares of common stock, in accordance with the terms of the Plan and the discretion of the Administrator.

         The Administrator has authority to determine the nature, length and starting date of the period during which the restricted award may be earned (the "restriction period") for each restricted award, and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards, which performance objectives may vary from participant to participant and between groups of participants and will be based upon those company, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to restricted awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) and related regulations, such performance factors shall be limited to one or more of the following: sales goals, earnings per share, return on equity, return on assets and total return to shareholders, as determined by the Administrator.

         The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of restricted awards. If a participant's employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).

         PERFORMANCE AWARDS. Subject to the limitations of the Plan, the Administrator may in its sole discretion grant performance awards to participants upon such terms and conditions and at such times as the Administrator shall determine. Performance awards confer upon a participant the right to receive shares of common stock or the cash value thereof (or a combination thereof) based on the attainment of certain performance or other objectives during specified award periods. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with the Plan) of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock or a designated dollar value amount of common stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant.

         The Administrator has authority to determine the nature, length and starting date of the period during which a performance award may be earned (the "performance period"), and will determine the conditions which must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance objectives to be used in valuing performance awards, which performance objectives may vary from participant to participant and between groups of participants and will be based upon those company, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to performance awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under
Section 162(m) and related regulations, such performance factors shall be limited to one or more of the following: sales goals, earnings per share, return on equity, return on assets and total return to shareholders, as determined by the Administrator.

         The Administrator has authority to determine whether and to what degree performance awards have vested and been earned and are payable, as well as to determine the forms and terms of payment of performance awards. If a participant's employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the Plan and the individual award agreement, the award will be forfeited (unless the Administrator determines otherwise).

CHANGE OF CONTROL

         Upon a change of control (as defined in the Plan), and unless an individual award agreement provides otherwise, the Plan provides that: (a) all options and SARs outstanding as of the date of the change of control will become fully exercisable, whether or not then otherwise exercisable; and (b) any restrictions applicable to any restricted award and any performance award will be deemed to have been met, and awards will become fully vested, earned and payable to the fullest extent of the original award. However, the Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related entity, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if the Company or the surviving or acquiring corporation takes such action (including but not limited to the assumption of Plan awards or the grant of substitute awards) which, in the opinion of the Administrator, is equitable or appropriate to protect the rights and interest of participants under the Plan.

TRANSFERABILITY

         Incentive options are not transferable other than by will or the laws of intestate succession. Nonqualified options and SARs are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards that have not vested and performance awards which have not been earned are not transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting and/or earning the award have been met.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

         INCENTIVE OPTIONS. Incentive options granted under the Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been a Company employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant's alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

         The Company generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

         If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. The Company generally is entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

         Pursuant to the Code and the terms of the Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

         NONQUALIFIED OPTIONS. If a participant receives a nonqualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant's basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

         STOCK APPRECIATION RIGHTS. For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

         RESTRICTED STOCK SUBJECT TO RESTRICTED AWARDS. Similar to SARs, awards for restricted stock will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under Section 83 of the Code. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant's ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid therefor. The Company will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

         RESTRICTED UNITS. The federal income tax consequences of the award of restricted units will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the participant and a tax deduction to the Company. If the property transferred is subject to a substantial risk of forfeiture, as defined under Section 83 of the Code (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the substantial risk of forfeiture lapses. However, the participant may generally elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction to the Company occurs only when ordinary income in respect of an award is recognized by the participant (and then the deduction is subject to reasonable compensation and reporting requirements). Because such awards will be subject to such conditions as may be determined by the Administrator, the federal income tax consequences to the participant and to the Company will depend on the specific conditions of the award.

          PERFORMANCE SHARE AWARDS, PERFORMANCE UNIT AWARDS AND DIVIDEND EQUIVALENTS. The grant of a performance share award, performance unit award or a dividend equivalent award does not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes. However, the participant will recognize income on account of the settlement of a performance share award, performance unit award or dividend equivalent award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received in settlement of the award. The Company is entitled to a federal income tax deduction upon the settlement of a performance share award, performance unit award or dividend equivalent award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense.

PERFORMANCE-BASED COMPENSATION -- SECTION 162(M) REQUIREMENTS

         The Plan is structured to comply with the requirements imposed by
Section 162(m) of the Code and related regulations in order to preserve, to the extent practicable, the Company's tax deduction for awards made under the Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation paid to covered employees (generally, the Named Executives) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

         In order to qualify as performance-based compensation, the compensation paid under the Plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goal(s) under which compensation is to be paid. Material terms include the individuals eligible to receive compensation, a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of compensation if the performance goal is met.

         As proposed, the Plan limits the maximum amount of awards that may be granted to any employee. In particular, the Plan provides that (subject to capital adjustments), no participant may be granted awards in any 12-month period for more than 800,000 shares of the common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award). Further, with respect to performance-based restricted awards and performance awards payable to covered employees which are intended to be eligible for the compensation limitation exception available under Section 162(m) and related regulations, the Plan limits performance objectives to one or more of the following: sales goals, earnings per share, return on equity, return on assets and total return to shareholders, as determined by the Administrator. See "Awards - Restricted Awards" and "Awards - Performance Awards," above.

         The selection of individuals who will receive awards under the Plan, if it is approved by the shareholders, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal year 2004. The number of shares of Company common stock subject to options and restricted stock awards granted in fiscal year 2003 to the Named Executives are set forth under the headings "Executive Compensation - Summary Compensation Table" and "Stock Options - Option Grants in Last Fiscal Year."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE 2003 STOCK INCENTIVE PLAN IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS APPENDIX D.

        PROPOSAL 3 - RAFTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for 2004. Ernst & Young has served as our independent auditors continuously since 1992. A representative from Ernst & Young is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

         Although shareholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Ernst & Young is not approved by a majority of the shares represented at the Annual Meeting, the Company will consider the appointment of other independent auditors for fiscal 2004.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

INDEPENDENT AUDITOR FEE INFORMATION

         The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young, LLP for fiscal years 2003 and 2002.

                                           2003             2002
Audit Fees.......................       $ 287,386         $ 227,645
Audit-Related Fees...............       $ 194,469         $  98,320
Tax Fees.........................       $ 174,070         $ 127,384
All Other Fees...................       $    -            $    -
Total.............................      $ 655,925         $ 453,349

         AUDIT FEES. This category includes fees for the audits of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

         AUDIT-RELATED FEES. This category consists of due diligence in connection with acquisitions, various accounting consultations, and benefit plan audits.

         TAX FEES. This category consists of professional services rendered by Ernst & Young for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

         ALL OTHER FEES. There were no other fees paid to Ernst & Young, LLP in fiscal years 2003 and 2002.


                          REPORT OF THE AUDIT COMMITTEE

         In the performance of its oversight function, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

         The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors that firm's independence.

         Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2003 to be filed with the SEC.

         This report has been prepared by members of the Audit Committee. Members of this committee are:

Erik H. van der Kaay  (Chairman)
Daniel A. DiLeo
Dr. Albert E. Paladino
Walter H. Wilkinson, Jr.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, our directors, officers and beneficial owners of more than 10 percent of our common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established, and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge, all of these filing requirements were satisfied by our directors, officers and principal shareholders with the exception of one Form 4 for Mr. Creviston (with respect to four sales of common stock), one Form 4 for Mr. Neal (with respect to the exercise of a stock option) and one Form 4 for Mr. Norbury (with respect to the termination of a restricted stock award).

                              CERTAIN TRANSACTIONS

JAZZ SEMICONDUCTOR, INC.

         On October 15, 2002, we entered into a strategic relationship with Jazz Semiconductor, Inc. ("Jazz"), a privately-held, radio-frequency and mixed-signal silicon wafer foundry, for silicon manufacturing and development. Under the arrangement, we obtained a committed, lower-cost source of supply for wafers fabricated using Jazz's silicon manufacturing process. In addition, we are collaborating with Jazz on joint process development projects. As part of this strategic relationship, we agreed to invest approximately $60 million in Jazz, $30 million of which was invested in October 2002 and $30 million of which is payable in the third quarter of fiscal 2004. The investment represents a minority interest in Jazz operations, and we have one seat on the Jazz Board of Directors out of nine; however, we do not have the ability to exercise significant influence in the management of Jazz operations.

         Jerry Neal, our Executive Vice President of Marketing and Strategic Development, serves as our appointed representative to Jazz's Board of Directors. During our fiscal year ended March 31, 2003, each nonemployee director of Jazz, including Mr. Neal, was awarded compensation for such director's service on the Jazz Board, which consisted of a $30,000 annual cash fee and a nonqualified option to purchase 125,000 shares of Jazz common stock at the then fair market value $0.20 per share. Mr. Neal exercised the option in full, and the shares were placed in escrow where they remain subject to annual vesting provisions over a four-year period. The Governance and Nominating Committee and Board of Directors unanimously approved Mr. Neal's receipt of this compensation, subject to a number of conditions designed to protect the interests of the Company and its shareholders.

                        PROPOSALS FOR 2004 ANNUAL MEETING

         Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2004 annual meeting of shareholders must present such proposal to us at our principal office in Greensboro, North Carolina by February 18, 2004 for the proposal to be considered for inclusion in our proxy statement.

         In addition to any other applicable requirements, for business (including director nominations) to be properly brought before the annual meeting by a shareholder even if the proposal is not to be included in our proxy statement, our bylaws provide that the shareholder must give timely notice in writing to our corporate secretary not less than 60 nor more than 90 days prior to the date one year from the date of the immediately preceding annual meeting. As to each matter, the notice must contain a written statement of the shareholder's proposal and the reasons for submitting the proposal and additional specific information if the proposal relates to director nominations, all as stated in our bylaws. A proxy may confer discretionary authority to vote on any matter at an annual meeting if we do not receive proper notice of the matter within the time frame described above.

                              FINANCIAL INFORMATION

         The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2003 is enclosed. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF COMMON STOCK A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003 (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS, FILED WITH THE SEC. Any such request should be directed to Doug DeLieto, the Company's Director of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the Board of Directors knows of no other matter to come before the annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ Albert E. Paladino
                                    ----------------------------------
                                    Albert E. Paladino
                                    Chairman

Dated: June 16, 2003

                                   APPENDIX A

                             RF MICRO DEVICES, INC.

                         COMPENSATION COMMITTEE CHARTER

I.       COMMITTEE PURPOSE

         The Board of Directors has established the Compensation Committee to exercise the Board's authority concerning compensation of the Company's officers, as well stock-based and incentive compensation paid to employees and service providers generally, subject to the limitations and requirements of
Section 55-8-25 of the North Carolina Business Corporation Act (the "NCBCA") and the provisions of this Charter. The Committee will evaluate the compensation of the officers of the Company and its subsidiaries and, if applicable, its controlled affiliates and fix their compensation in accordance with the Company's compensation philosophy. The Committee will prepare the Committee report on executive compensation that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement. The Committee will evaluate and make recommendations to the Board concerning compensation of directors. In addition, the Committee will discharge certain responsibilities relating to the Company's incentive and employee benefit plans generally. For the purpose of this Charter, the term "officer" will have the meaning given to it in Rule 16a-1 under the Securities Exchange Act of 1934.

II.      COMMITTEE MEMBERSHIP AND PROCEDURE

         The Committee will consist of no fewer than three members. Each member will meet the independence requirements of The Nasdaq Stock Market and, if deemed appropriate from time to time, will meet the definition of "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934 and the definition of "outside director" set forth in Section 162(m) of the Internal Revenue Code of 1986.

         The Board will appoint the members of the Committee annually. The members will serve until their successors are appointed or until their earlier death, resignation or removal. The Board will designate the Chairman of the Committee or, if the Board fails to do so, the members of the Committee will elect a Chairman by majority vote. The Board will have the power at any time to change the size and membership of the Committee and to fill vacancies on the Committee, provided that any new member must satisfy the requirements of this Charter and any other applicable requirements. The rules and procedures of the Committee will be governed by the NCBCA and the Company's bylaws and, to the extent not inconsistent with the NCBCA and the bylaws, this Charter and the Company's Corporate Governance Guidelines.

         The Committee will meet at least once a year and at such other times as are necessary to carry out the Committee's responsibilities. The Chairman of the Committee, the Chairman of the Board or the Chief Executive Officer may call meetings of the Committee.

         The Committee will record and maintain minutes of its meetings. The Chairman of the Committee or a Committee member designated by the Chairman will make a report to the Board of the Committee's meetings, actions taken at meetings or by consent, and recommendations made since the most recent Board meeting, unless the Committee has previously circulated an interim report addressing the matter or matters.

III.     COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The authority and responsibilities of the Committee are as follows:

         A. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         B. Review from time to time, modify if necessary and approve (1) the Company's philosophy concerning executive compensation, which will give appropriate consideration to linking the compensation of the Company's officers to the long-term interests of the shareholders and (2) the components of executive compensation to align them with the Company's compensation philosophy

         C. Annually evaluate the compensation of the Chief Executive Officer and determine, at a regularly scheduled meeting of the Committee held in executive session, the components and amounts of his or her compensation consistent with the Company's compensation philosophy, and discuss in the Committee's annual proxy statement report the factors and criteria applied by the Committee in determining the compensation of the Chief Executive Officer, including the relationship of the Company's performance to such compensation (describing each quantitative and qualitative measure of the Company's performance on which such compensation was based).

         D. Annually evaluate, in conjunction with the Chief Executive Officer, the compensation of other officers and approve, at a regularly scheduled meeting of the Committee held in executive session, the components and amounts of compensation for each officer, and discuss in the Committee's annual proxy statement report the relationship of the Company's performance to such compensation. If desired by the Committee, the Chief Executive Officer may attend the executive session of the Committee held for this purpose, although the Chief Executive Officer may not vote.

         E. Approve revisions to the Company's officer salary structure and discuss such revisions with the Chief Executive Officer.

         F. Periodically evaluate the terms and administration of the Company's long-term and short-term incentive plans and employee benefit plans, whether cash or equity based, to ensure they are consistent with the Company's compensation philosophy, consider the desirability of amending or terminating existing plans or adopting new plans and determine (based on the advice of legal counsel) whether to request the Board to approve a proposal to amend or terminate an existing plan or to adopt a new plan and whether to submit such a proposal to a vote of the shareholders.

         G. Serve as administrator of the Company's stock option and other employee benefit plans in accordance with their terms.

         H. Annually evaluate and if appropriate modify the methodology for awarding stock-based and other incentive compensation to all non-executive employees (including new hires) and other service providers, and the levels of awards.

         I. Approve employment agreements, severance agreements or change in control agreements for the Chief Executive Officer and officers or amendments to such agreements as, when and if appropriate.

         J. Approve annual retainer and meeting fees for the Board and committees of the Board, including, if applicable, compensatory awards of stock to directors.

         K. Periodically evaluate and make recommendations to the Board concerning the compensation of directors.

         The Committee may condition its approval of any compensation on ratification by the Board if Board action is required to comply with applicable law, including the NCBCA or Section 162(m) of the Internal Revenue Code.

IV.      ADDITIONAL RESOURCES

         The Committee will have the right to use reasonable amounts of time of the Company's internal audit personnel and independent auditors, other internal staff and legal counsel and also will have the right to hire and fire independent compensation experts and other advisers to assist and advise the Committee in connection with its responsibilities. The Committee will keep the Company's Chief Financial Officer advised as to the general range of anticipated expenses for outside consultants and advisers and will obtain Board approval for expenditures exceeding $25,000 in any one year.

                                              Originally Adopted:  June 3, 2003

                                   APPENDIX B

                             RF MICRO DEVICES, INC.

                             AUDIT COMMITTEE CHARTER

I.       COMMITTEE PURPOSE

         The purpose of the Audit Committee is to assist the Board of Directors in its duty to oversee the Company's accounting, financial reporting and internal control functions and the audit of the Company's financial statements. The Committee will accomplish this purpose by performing the responsibilities enumerated in this Charter, which include among others direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company's independent auditors. The independent auditors will report directly to the Audit Committee.

         The Committee's responsibilities under this Charter do not relieve the Company's management of its responsibilities for preparing the Company's financial statements so that they comply with generally accepted accounting principles ("GAAP") and fairly present the Company's financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission (the "SEC"); and establishing and maintaining adequate internal control structures and procedures for financial reporting.

II.      COMMITTEE MEMBERSHIP AND PROCEDURE

         The Audit Committee (sometimes referred to in this Charter as the "Committee") will consist of three or more directors, each of whom must:

         A. Be an independent director as defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         B. Be an independent director as defined in Rule 4200 of The Nasdaq Stock Market.

         C. Not own or control, directly or indirectly, 20% or more of the Company's voting securities or such lower amount established by rules of the SEC pursuant to Section 10A(m) of the Exchange Act or be an employee of an entity that owns or controls such amount.

         D. Be able to read and understand fundamental financial statements as required by Rule 4200(d)(2)(A)(ii) of The Nasdaq Stock Market.

         At least one member of the Committee must have, in the judgment of the Board, employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, at least one member of the Committee must be an "audit committee financial expert" as such term is defined in Item 401 of Regulation S-K, as determined by the Board. Such member may, but need not be, the Chairman of the Committee.

         The Board will appoint the members of the Committee annually. The members will serve until their successors are appointed or until their earlier death, resignation or removal. The Board will designate the Chairman of the Committee or, if it fails to do so, the members of the Committee will elect a Chairman by majority vote. The Board will have the power at any time to change the size and membership of the Committee and to fill vacancies on the Committee, provided that any new member satisfy the requirements of this Charter and any other applicable requirements. The rules and procedures of the Committee will be governed by the North Carolina Business Corporation Act and the Company's bylaws and, to the extent not inconsistent with such Act and the bylaws, this Charter and the Company's Corporate Governance Guidelines.

         The Committee will meet following the end of each fiscal quarter of the Company prior to the filing of the Company's quarterly report or annual report with the SEC to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. Upon the call of the Chairman of the

Committee or the Chairman of the Board, the Committee will meet at such other times and for such other purposes as are necessary to carry out the Committee's responsibilities. During each quarterly meeting, or at such other times (at least quarterly) as the Committee determines, the Committee will meet separately with management and the Company's independent auditors in discharge of the Committee's obligations under Section III of this Charter. If the Company establishes an internal audit function, the Committee also will meet separately with the head of such function during each quarterly meeting or at such other times as the Committee determines.

         The Committee will record and maintain minutes of its meetings. The Chairman of the Committee or a Committee member designated by the Chairman will make a report to the Board of the Committee's meetings, actions taken at meetings or by consent, and recommendations made since the most recent Board meeting, unless the Committee has previously circulated an interim report addressing the matter or matters.

III.     COMMITTEE AUTHORITY AND RESPONSIBILITIES

         The authority and responsibilities of the Committee are as follows:

         A. Review and reassess annually the adequacy of this Charter and recommend any changes to the Board. The Chairman of the Committee will confirm to the Board and management annually that the Committee has reviewed and reassessed the adequacy of this Charter.

         B. Be solely and directly responsible for the appointment (subject to shareholder ratification, if applicable), compensation, retention and oversight of the work of the independent auditors engaged to prepare or issue an audit report or perform other audit, review or attest services, including resolution of disagreements between the independent auditors and management regarding financial reporting.

         C. Prior to engaging the independent auditors to perform an audit of the Company's financial statements, (i) obtain from the independent auditors a formal written statement delineating all relationships between their firm and the Company, consistent with Independence Standards Board Standard No. 1 or such other standard as may be promulgated by the Public Company Accounting Oversight Board; (ii) actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iii) take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

         D. Review with the independent auditors their proposed audit scope and approach, including staffing, locations and coordination of independent audit work with the work of the Company's accounting (and, if applicable, internal audit) personnel.

         E. Approve all audit and permissible non-audit services to be provided by the independent auditors (and any non-audit service by any other accounting firm if the cost of the service is reasonably expected to exceed $100,000), establish a policy for the Committee's pre-approval of audit and non-audit services to be provided by the independent auditors and annually review and pre-approve the audit and non-audit services that are to be covered by the pre-approval policy.

         F. Review the Company's hiring policies for, and approve the hiring of, any employees or former employees of the independent auditors.

         G. Discuss with the independent auditors the matters required to be discussed by SAS No. 61, including the quality and acceptability of the accounting principles applied in the financial statements and changes in accounting policies.

         H. Confirm with the independent auditors that they are aware of no violations of Rule 13b2-2 under the Exchange Act relating to improper influence on the conduct of audits, or any illegal act that would require the independent auditors to inform management of the Company and the Audit Committee as required by Section 10A(b) of the Exchange Act.

         I. Discuss at least annually with the independent auditors and management (and with the head of the Company's internal audit function, if the Company has established one) whether the Company is subject to any material risks or exposures, how management has attempted to minimize the Company's risk, and the nature of any unusual transactions.

         J. Review any management letters or internal control reports prepared by the independent auditors or the Company's accounting (and, if applicable, internal audit) personnel and management's responses to such letters or reports.

         K. Following completion of the annual audit and at such other times as the Committee deems appropriate, review separately with the independent auditors, and management (and with the head of the Company's internal audit function, if the Company has established one) any significant difficulties encountered during the course of the audit.

         L. Review quarterly management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent auditors the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act.

         M. Review, on a quarterly and annual basis, the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with GAAP.

         N. Review the Company's quarterly and annual financial statements and related disclosures, including the MD&A portion of the Company's SEC reports, prior to filing with the SEC, and management's certification under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, including management's disclosure to the Committee under Section 302, and (based on discussions with management and the independent auditors) formally recommend to the Board that the audited financial statements be included in the Company's annual report on Form 10-K.

         O. On a quarterly basis, review the Company's system of internal controls and evaluate the adequacy of the Company's financial reporting systems and business process controls.

         P. Review the Company's significant exposures and the actions management has taken to monitor and control such exposures, any significant findings noted by the independent auditors and the accounting (and, if applicable, internal audit) personnel in the course of their audit work and management responses to such findings.

         Q. After each of the first three fiscal quarters and at year end, review (which review may be conducted by the Chairman on behalf of the Committee) with management the financial results, the proposed earnings release and any formal earnings guidance to be issued by the Company.

         R. Respond as it determines to be appropriate (after consulting with legal counsel selected by the Committee) to any report of evidence of a material violation of the securities laws that the Committee receives from the Company's chief legal officer, if any, or from any attorney appearing and practicing before the SEC in the representation of the Company.

         S. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or governmental agencies.

         T. Approve all transactions between the Company and a related party and any other conflict of interest situations, as contemplated by the rules of The Nasdaq Stock Market.

         U. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         V. Engage any professional advisers as the Committee determines are appropriate to carry out its responsibilities under this Charter.

         W. Determine funding for payment of (i) compensation to independent auditors engaged to prepare or issue an audit report or perform other audit, review or attest services, (ii) compensation to any adviser engaged by the Committee as authorized by this Charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         X. Prepare the Committee report that the SEC rules require to be included in the Company's annual proxy statement.

         Y. Perform any other activities consistent with this Charter, the Company's bylaws and governing law as the Committee or the Board deems necessary or appropriate.

IV.      ADDITIONAL RESOURCES

         The Committee will have the right to use reasonable amounts of time of the Company's accounting (and, if applicable, internal audit) personnel and independent auditors, other internal staff and legal counsel and also will have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee will keep the Company's Chief Financial Officer advised as to the general range of anticipated expenses for outside consultants.

                                             Amended and Restated:  June 3, 2003

                                   APPENDIX C

                             RF MICRO DEVICES, INC.

                   GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.       COMMITTEE PURPOSE

The Governance and Nominating Committee is appointed by the Board of Directors to (1) assist the Board in identifying individuals qualified to become Board members and to recommend to the Board the director nominees; (2) recommend to the Board the corporate governance, conflicts of interest and other policies, principles and guidelines applicable to the Company; and (3) lead the Board in its annual review of the Board's performance.

II.      COMMITTEE MEMBERSHIP AND PROCEDURE

The Governance and Nominating Committee shall consist of no fewer than three members. Each member of the Governance and Nominating Committee shall meet the independence requirements of The Nasdaq Stock Market, Inc. and any other applicable regulatory requirements. The Board shall appoint the members of the Governance and Nominating Committee. The members of the Governance and Nominating Committee shall serve until their successors are appointed and qualify or until their earlier death, resignation or removal. The Board shall designate the Chairman of the Governance and Nominating Committee or, if it fails to do so, the members of the Governance and Nominating Committee shall elect a Chairman by majority vote. The Board shall have the power at any time to change the size and membership of the Governance and Nominating Committee and to fill vacancies in it, provided that any new member satisfies the independence requirements established by The Nasdaq Stock Market, Inc. and any other applicable regulatory requirements. Except as expressly provided in this Charter, the bylaws of the Company or any applicable corporate governance guidelines of the Company, the Governance and Nominating Committee shall fix its own rules of procedure.

III.     COMMITTEE AUTHORITY AND RESPONSIBILITIES

         A. NOMINATING. The Governance and Nominating Committee shall:

                  1. Develop policies on the size and composition of the Board and qualification criteria for Board members;

                  2. Actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board;

                  3. Have the authority to retain and terminate any search firm to be used to identify director candidates and have the authority to approve the search firm's fees and other retention terms;

                  4. Receive suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders and other third-party nominations;

                  5. Recommend to the Board individuals for vacancies occurring from time to time on the Board, including vacancies resulting from an increase in the size of the Board; and

                  6. Recommend the slate of nominees to be proposed for election at each annual meeting of shareholders.

         B. CORPORATE GOVERNANCE. The Governance and Nominating Committee shall:

                  1. Develop and recommend to the Board a set of corporate governance, conflicts of interest and business ethics policies, principles, codes of conduct and guidelines for the Company and its directors, officers and employees;

                  2. Review and reassess at least annually the adequacy of the Company's corporate governance, conflicts of interest and business ethics policies, principles, codes of conduct and guidelines in light of emerging issues and developments related to corporate governance and other factors and formulate and recommend any proposed changes to the Board for approval;

                  3. Generally advise the Board as a whole on corporate governance matters;

                  4. Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval;

                  5.       Annually review its own performance;

                  6. Solicit input from all directors and conduct an annual review of the effectiveness of the Board and its committees and present its assessment of the performance of the Board and its committees to the full Board following the end of each fiscal year; and

                  7. Periodically review the Company's Shareholders Rights Plan to determine whether its provisions are in the best interests of the Company's shareholders.

         C. OTHER. The Governance and Nominating Committee:

                  1. May form and delegate authority to subcommittees in its sole discretion;

                  2. Shall make regular reports and recommendations to the Board;

                  3. Shall have the authority to request reports from internal or external sources on matters related to its authority, its duties as described in this Charter and on any subject that it deems related to its responsibilities; and

                  4. Shall have the authority to retain outside accountants, legal counsel and other advisors as it may deem appropriate in its sole discretion and approve related fees and retention terms.

                                              Originally Adopted: April 29, 2003

                                   APPENDIX D

                            2003 STOCK INCENTIVE PLAN
                                       OF
                             RF MICRO DEVICES, INC.

1.       PURPOSE

         The purpose of the 2003 Stock Incentive Plan of RF Micro Devices, Inc. (the "PLAN") is to encourage and enable selected employees, directors and independent contractors of RF Micro Devices, Inc. (RF Micro Devices, Inc., together with any successor corporation thereto, being referred to herein as the "CORPORATION") and its related entities to acquire or to increase their holdings of common stock of the Corporation (the "COMMON STOCK") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "AWARDS") to selected employees, independent contractors and directors, including the granting to selected participants of incentive stock options ("INCENTIVE OPTIONS") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), nonqualified stock options ("NONQUALIFIED OPTIONS"), stock appreciation rights ("SARS"), restricted awards in the form of restricted stock awards ("RESTRICTED STOCK AWARDS") and restricted stock units ("RESTRICTED STOCK UNITS"), and performance awards in the form of performance shares ("PERFORMANCE shares") and performance units ("PERFORMANCE UNITS"). Incentive options and nonqualified options shall be referred to herein collectively as "OPTIONS." Restricted stock awards and restricted stock units shall be referred to herein collectively as "RESTRICTED AWARDS." Performance shares and performance units shall be referred to herein collectively as "PERFORMANCE AWARDS."

2.       ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Board of Directors of the Corporation (the "BOARD" or the "BOARD OF Directors") or, upon its delegation, by the Compensation Committee of the Board of Directors (the "COMMITTEE"). Unless the Board determines otherwise, the Committee shall be comprised solely of two or more "NON-EMPLOYEE DIRECTORS," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code and related regulations, the Plan shall be administered by a committee comprised of two or more "OUTSIDE DIRECTORS" (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes herein, the term "ADMINISTRATOR" shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

         (b) In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of the Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) to prescribe the form or forms of the agreements evidencing any awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, awards and award agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an award or an award agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's articles of incorporation.

         (c) Notwithstanding the other provisions of Section 2, the Administrator may delegate to one or more officers of the Corporation the authority to grant awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a "covered employee" as defined under Section 162(m) of the Code and related regulations. To the extent that the Administrator has delegated authority to grant awards pursuant to this Section 2(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations.

3.       EFFECTIVE DATE

         The effective date of the Plan shall be July 22, 2003 (the "EFFECTIVE DATE"). Awards may be granted under the Plan on and after the Effective Date, but no awards will be granted after July 21, 2013. Awards which are outstanding on July 21, 2013 (or such earlier termination date as may be established by the Board pursuant to Section 16(a) herein) shall continue in accordance with their terms, unless otherwise provided in the Plan or an award agreement.

4.       SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS

         (a) Shares Available for Awards: Subject to adjustments as provided in this Section 4(c), the aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the Plan shall not exceed the sum of (i) 9,250,000 shares, plus (ii) any shares of Common Stock (A) remaining available for issuance as of the Effective Date of the Plan under the Corporation's 1999 Stock Incentive Plan, Key Employees' 1997 Stock Option Plan, 1992 Stock Option Plan and any other stock incentive plans maintained by the Corporation (collectively, the "PRIOR PLANS"), and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of awards hereunder. Notwithstanding any provision herein to the contrary, the following limitations shall apply to awards granted under the Plan, in each case subject to adjustment pursuant to Section 4(c):

                  (i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of incentive stock options shall not exceed 9,250,000 shares; and

                  (ii) No participant may be granted awards in any 12-month period for more than 800,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).

         (b) Shares not subject to limitations: The following will not be applied to the share limitations of Section 4(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (ii) awards which by their terms are settled in cash,
(iii) shares and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted as the result of a merger, consolidation, or acquisition of the employing company (or an affiliate) pursuant to which it is merged with the Corporation or becomes a related entity of the Corporation, (iv) any shares subject to an award under the Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason, and
(v) any shares surrendered by a participant or withheld by the Corporation to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the Plan, a participant pays such option price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

         (c) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related entity, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a related entity affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of awards or as may be otherwise advisable.

5.       ELIGIBILITY

         An award may be granted only to an individual who satisfies the following eligibility requirements on the date the award is granted:

         (a) The individual is either (i) an employee of the Corporation or a related entity, (ii) a director of the Corporation or a related entity, or (iii) an independent contractor, consultant or advisor (collectively, "INDEPENDENT CONTRACTORS") providing services to the Corporation or a related entity. For this purpose, an individual shall be considered to be an "EMPLOYEE" only if there exists between the individual and the Corporation or a related entity the legal and bona fide relationship of employer and employee.

         (b) With respect to the grant of incentive options, the individual does not own, immediately before the time that the incentive option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation. Notwithstanding the foregoing, an individual who owns more than 10% of the total combined voting power of the Corporation or a related corporation may be granted an incentive option if the option price is at least 110% of the fair market value of the Common Stock (as defined in Section 6(c)(ii) herein), and the option period (as defined in Section 6(d)(i) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under
Section 424(d) of the Code.

         (c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or a related entity, the recipient is otherwise eligible to receive the award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).

         (d) The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an award shall be granted (a "PARTICIPANT").

6.       OPTIONS

         (a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both incentive options and nonqualified options may be granted under the Plan, as determined by the Administrator; provided, however, that incentive options may only be granted to employees of the Corporation or a related corporation. To the extent that an option is designated as an incentive option but does not qualify as such under
Section 422 of the Code, the option (or portion thereof) shall be treated as a nonqualified option.

         (b) Option Price: The price per share at which an option may be exercised (the "OPTION PRICE") shall be established by the Administrator and stated in the award agreement evidencing the grant of the option; provided, that
(i) the option price of an option shall be no less than the fair market value per share of the Common Stock, as determined in accordance with Section 6(c)(ii) on the date the option is granted (or 110% of the fair market value with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein); and (ii) in no event shall the option price per share of any option be less than the par value per share, if any, of the Common Stock.

         (c) Date of Grant; Fair Market Value

                  (i) An incentive option shall be considered to be granted on the date that the Administrator acts to grant the option, or on any later date specified by the Administrator as the effective date of the option. A nonqualified option shall be considered to be granted on the date the Administrator acts to grant the option or any other date specified by the Administrator as the date of grant of the option.

                  (ii) For the purposes of the Plan, the fair market value per share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the option is granted or other determination is made (each, a "VALUATION DATE"), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately or nearest preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                  (iii) In no event shall there first become exercisable by an employee in any one calendar year incentive options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an incentive option is granted) greater than $100,000.

         (d) Option Period and Limitations on the Right to Exercise Options

                  (i) The term of an option (the "OPTION PERIOD") shall be determined by the Administrator at the time the option is granted and shall be stated in the individual award agreement. With respect to incentive options, the option period shall not extend more than 10 years from the date on which the option is granted (or five years with respect to incentive options granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a related corporation, as provided in Section 5(b) herein). Any option or portion thereof not exercised before expiration of the option period shall terminate. The period or periods during which, and conditions pursuant to which, an option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

                  (ii) An option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an individual award agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules and regulations (including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002), payment may also be made:

                           (A) By delivery (by either actual delivery or
                  attestation) of shares of Common Stock owned by the participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator;

                           (B) By shares of Common Stock withheld upon exercise;

                           (C) By delivery of written notice of exercise to the
                  Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price;

                           (D) By such other payment methods as may be approved
                  by the Administrator and which are acceptable under applicable law; or

                           (E) By any combination of the foregoing methods.

         Shares tendered or withheld in payment on the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of Section 6(c)(ii).

                  (iii) Unless the Administrator determines otherwise, no option granted to a participant who was an employee at the time of grant shall be exercised unless the participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the option was granted, subject to the following:

                           (A) An option shall not be affected by any change in
                  the terms, conditions or status of the participant's employment, provided that the participant continues to be an employee of the Corporation or a related entity.

                           (B) The employment relationship of a participant
                  shall be treated as continuing intact for any period that the participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a participant shall also be treated as continuing intact while the participant is not in active service because of disability. The Administrator shall have sole authority to determine whether a participant is disabled and, if applicable, the date of a participant's termination of employment or service for any reason (the "TERMINATION DATE").

                           (C) Unless the Administrator determines otherwise, if
                  the employment of a participant is terminated because of disability or death, the option may be exercised only to the extent exercisable on the participant's termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 12 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                           (D) Unless the Administrator determines otherwise, if
                  the employment of the participant is terminated for any reason other than disability, death or for "cause," his option may be exercised to the extent exercisable on his termination date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the participant's date of termination of employment as the termination date). In the event of the participant's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                           (E) Unless the Administrator determines otherwise, if
                  the employment of the participant is terminated for "CAUSE," his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. For purposes of the Plan, unless the Administrator determines otherwise, a participant's termination shall be for "cause" if such termination results from the participant's (X) termination for "cause" under the participant's employment, consulting or other agreement with the Corporation or a related entity, if any, or (Y) if the participant has not entered into any such employment, consulting or other agreement, then the participant's termination shall be for "cause" if termination results due to the participant's (i) dishonesty; (ii) refusal to perform his duties for the Corporation; or (iii) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

                           (F) Notwithstanding the foregoing, the Administrator
                  may, in its discretion, accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

                  (iv) Unless the Administrator determines otherwise, an option granted to a participant who was a non-employee director of the Corporation or a related entity at the time of grant may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 24 months next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(a)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

                  (v) Unless the Administrator determines otherwise, an option granted to a participant who was an independent contractor of the Corporation or a related entity at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(d)(iii) herein) may be exercised only to the extent exercisable on the date of the participant's termination of service to the Corporation or a related entity (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period stated in the applicable award agreement); or (Y) the close of the option period. If the services of such a participant are terminated for cause (as defined in Section 6(d)(iii)(E) herein), his option shall lapse and no longer be exercisable as of his termination date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its discretion accelerate the date for exercising all or any part of an option which was not otherwise exercisable on the termination date, extend the period during which an option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

                  (vi) A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an option shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price (except as may otherwise be determined by the Corporation in the event of payment of the option price pursuant to Section 6(d)(ii)(C) herein).

                  (vii) If shares of Common Stock acquired upon exercise of an incentive option are disposed of within two years following the date of grant or one year following the transfer of such shares to a participant upon exercise, the participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

         (e) Nontransferability of Options: Incentive options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Nonqualified options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "SECURITIES Act"). Except as may be permitted by the preceding sentence, an option shall be exercisable during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

7.       STOCK APPRECIATION RIGHTS

         (a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an option (hereinafter called a "RELATED OPTION") with respect to all or a portion of the shares of Common Stock subject to the related option (a "TANDEM SAR") or may be granted separately to an eligible individual (a "FREESTANDING SAR"). Subject to the limitations of the Plan, upon the exercise of an SAR, a participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such SAR. The base price per share of an SAR shall be no less than the fair market value per share of the Common Stock (as determined in accordance with Section 6(c)(ii)) on the date the SAR is granted.

         (b) Tandem SARs: A tandem SAR may be granted either concurrently with the grant of the related option or (if the related option is a nonqualified option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related option. Tandem SARs shall be exercisable only at the time and to the extent that the related option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the related option. For purposes of determining the number of shares of Common Stock that remain subject to such related option and for purposes of determining the number of shares of Common Stock in respect of which other awards may be granted, a related option shall be considered to have been surrendered upon the exercise of a tandem SAR to the extent of the number of shares of Common Stock with respect to which such tandem SAR is exercised. Upon the exercise or termination of a related option, the tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

         (c) Freestanding SARs: An SAR may be granted without relationship to an option (as defined above, a "freestanding SAR") and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

         (d) Exercise of SARs:

                  (i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable award agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of tandem SARs, such shorter option period as may apply to the related option. Any SAR or portion thereof not exercised before expiration of the exercise period established by the Administrator shall terminate.

                  (ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. The date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the participant of the exercise of such SAR.

                  (iii) Each participant's award agreement shall set forth the extent to which the participant shall have the right to exercise an SAR following termination of the participant's employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the award agreement entered into with a participant, need not be uniform among all SARs issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the participant is, at the time of exercise, an eligible participant, as described in Section 5, and has been a participant continuously since the date the SAR was granted, subject to the provisions of Sections 6(d)(iii), (iv) and (v) herein.

         (e) Consideration: The consideration to be received upon the exercise of the SAR by the participant shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(c)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the Administrator. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent, if any, as the Administrator may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. A participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an SAR and shall not have any rights as a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable award agreement, the participant will receive cash in lieu of fractional shares.

         (f) Limitations: The applicable award agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Administrator. Unless otherwise provided in the applicable award agreement or the Plan, any such terms, conditions or limitations relating to a tandem SAR shall not restrict the exercisability of the related option.

         (g) Nontransferability: Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and SARs may be exercised during the participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

8.       RESTRICTED AWARDS

         (a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted awards shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a restricted award may be earned (the "RESTRICTION PERIOD"), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of such conditions. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the performance objectives to be used in valuing restricted awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based upon such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to restricted awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under
Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree restricted awards have vested and been earned and are payable and to establish and interpret the terms and conditions of restricted awards and the provisions herein. The Administrator shall also determine the form and terms of payment of restricted awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any restricted award granted to the participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other restricted awards granted to any participant.

         (b) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall be terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the Plan and the individual award agreement, such award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

         (c) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a restricted award which has not yet vested or been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock subject to a restricted award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the shares subject to the award (or portion thereof) have vested and been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a restricted award and to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the restricted award vests (or is forfeited).

         (d) Nontransferability: Unless the Administrator determines otherwise, restricted awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a restricted award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until the restriction period has expired and until all conditions to vesting have been met.

9.       PERFORMANCE AWARDS

         (a) Grant of Performance Awards: Subject to the terms of the Plan, performance awards may be granted to participants upon such terms and conditions and at such times as shall be determined by the Administrator. Such performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of Common Stock or the cash value thereof (or a combination thereof) which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value (as determined in accordance with Section 6(c)(iii) herein) of a share of Common Stock. An award of a performance unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant. Subject to Section 4(a), above, the Administrator shall have complete discretion in determining the number of performance units and/or performance shares granted to any participant. The Administrator shall determine the nature, length and starting date of the period during which a performance award may be earned (the "PERFORMANCE PERIOD"), and shall determine the conditions which must be met in order for a performance award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. The Administrator shall determine the performance objectives to be used in valuing performance awards, which performance objectives may vary from participant to participant and between groups of participants and shall be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its sole discretion may deem appropriate; provided, however, that, with respect to performance awards payable to covered employees which are intended to be eligible for the compensation deduction limitation exception available under Section 162(m) of the Code and related regulations, such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): sales goals, earnings per share, return on equity, return on assets and total return to shareholders. The Administrator shall have sole authority to determine whether and to what degree performance awards have been earned and are payable and to interpret the terms and conditions of performance awards and the provisions herein. The Administrator also shall determine the form and terms of payment of performance awards. The Administrator, in its sole and absolute discretion, may accelerate the date that any performance award granted to a participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other awards granted to any participant.

         (b) Form of Payment: Payment of the amount to which a participant shall be entitled upon earning a performance award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

         (c) Forfeiture of Performance Awards: Unless the Administrator determines otherwise, if the employment or service of a participant shall terminate for any reason and the participant has not earned all or part of a performance award pursuant to the terms of the Plan and individual award agreement, such award, to the extent not then earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

         (d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights, or other rights as a shareholder with respect to shares, if any, which are subject to a performance award prior to the time the performance award has been earned. Unless the Administrator determines otherwise, a certificate or certificates for shares of Common Stock, if any, subject to a performance award shall be issued in the name of the participant (or his beneficiary) and distributed to the participant (or his beneficiary) as soon as practicable after the award has been earned. Notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a performance award and the right to require the participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such award, until such time as the award is earned (or forfeited).

         (e) Nontransferability: Unless the Administrator determines otherwise, performance awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a performance award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the award until the performance period has expired and until the conditions to earning the award have been met.

10.      WITHHOLDING

         The Corporation shall withhold all required local, state, federal, foreign and other taxes from any amount payable in cash with respect to an award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an award, by electing (the "ELECTION") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

11.      DIVIDENDS AND DIVIDEND EQUIVALENTS

         The Administrator may, in its sole discretion, provide that the awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.

12.      SECTION 16(B) COMPLIANCE

         To the extent that any participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of the Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

13.      CODE SECTION 162(M) PERFORMANCE-BASED COMPENSATION

         To the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to covered employees (as such term is defined in Section 162(m) and related regulations) will, to the extent practicable, constitute qualified "performance-based compensation" within the meaning of Section 162(m) and related regulations, unless otherwise determined by the Administrator. Accordingly, the provisions of the Plan shall be administered and interpreted in a manner consistent with Section 162(m) and related regulations to the extent practicable to do so.

14.      NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT OR SERVICE

         Nothing in the Plan shall confer upon the participant any right to continue in the service of the Corporation or a related entity as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a related entity to terminate the participant's employment or service at any time. Except as otherwise provided in the Plan or an award agreement, awards granted under the Plan to employees of the Corporation or a related entity shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related entity.

15.      UNFUNDED PLAN; RETIREMENT PLANS

         (a) Neither a participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related entity, including, without limitation, any specific funds, assets or other property which the Corporation or any related entity, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related entity. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

         (b) The amount of any compensation deemed to be received by a participant pursuant to an award shall not constitute compensation with respect to which any other employee benefits of such participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

         (c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any related entity, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any related entity.

16.      AMENDMENT AND TERMINATION OF THE PLAN

         (a) General: The Plan and any award granted under the Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (ii) amendment or termination of an award shall not, without the consent of a recipient of an award, materially adversely affect the rights of the recipient with respect to an outstanding award. Notwithstanding clause (i) of the preceding sentence, except for adjustments made pursuant to Section 4(c), the option price for any outstanding option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action.

         (b) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events: The Administrator shall have authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Corporation or any related entity, or the financial statements of the Corporation or any related entity, or of changes in applicable laws, regulations or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

         (c) Cash Settlement: Notwithstanding any provision of the Plan, an award or an award agreement to the contrary, the Administrator may cause any award granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled award.

17.      RESTRICTIONS ON AWARDS AND SHARES

         The Corporation may impose such restrictions on awards and shares representing awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities
Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

18.      CHANGE OF CONTROL

         (a) Notwithstanding any other provision of the Plan to the contrary, and unless an individual award agreement provides otherwise, in the event of a change of control (as defined in Section 18(c) herein):

                  (i) All options and SARs outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

                  (ii) Any restrictions including but not limited to the restriction period, performance period and/or performance criteria applicable to any restricted award and any performance award shall be deemed to have been met, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

         (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related entity, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 18(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related entity.

         (c) For the purposes herein, a "CHANGE OF CONTROL" shall be deemed to have occurred on the earliest of the following dates:

                  (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

                  (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a "corporation"), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                  (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

         (For purposes herein, the term "PERSON" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "BENEFICIAL OWNER" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

19.      APPLICABLE LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.

20.      SHAREHOLDER APPROVAL

         The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

21.      DEFERRALS

         The Administrator may permit or require a participant to defer receipt of the delivery of shares of Common Stock or other benefit that would otherwise be due pursuant to the exercise, vesting or earning of an award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures for such deferrals.

22.      BENEFICIARY DESIGNATION

          The Administrator may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards (if any) to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant's death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

23.      GENDER AND NUMBER

         Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

24.      SUCCESSORS AND ASSIGNS

         The Plan shall be binding upon the Corporation, its successors and assigns, and participants, their executors, administrators and permitted transferees and beneficiaries.

25.      SEVERABILITY

         If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.      CERTAIN DEFINITIONS

         In addition to other terms defined in the Plan, the following terms shall have the meaning indicated:

         (a) "AWARD AGREEMENT" means any written agreement or agreements between the Corporation and the recipient of an award pursuant to the Plan relating to the terms, conditions and restrictions of an award conferred herein. Such award agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares subject to an award, as may be established by the Administrator.

         (b) "COVERED EMPLOYEE" shall have the meaning given the term in Section 162(m) of the Code and the regulations thereunder.

         (c) "DISABILITY" shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, "disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (d) "DISPLACEMENT" shall have the meaning ascribed to the term in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, "displacement" shall mean the termination of the participant's employment or service due to the elimination of the participant's job or position without fault on the part of the participant.

         (e) "PARENT" or "PARENT CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

         (f) "PREDECESSOR" or "PREDECESSOR CORPORATION" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under Section 424(a) had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

         (g) "RELATED CORPORATION" means any parent, subsidiary or predecessor of the Corporation, and "related entity" means any related corporation or any other business entity which is an affiliate controlled by the

Corporation; provided, however, that the term "related entity" shall be construed in a manner in accordance with the registration provisions under applicable federal securities laws.

         (h) "RESTRICTED STOCK" shall mean shares of Common Stock which are subject to restricted awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan and the applicable award agreement.

         (i) "RETIREMENT" shall have the meaning ascribed in any employment agreement, consulting agreement or other similar agreement, if any, to which the participant is a party, or, if no such agreement applies, "retirement" shall mean retirement in accordance with the retirement policies and procedures established by the Corporation.

         (j) "SUBSIDIARY" or "SUBSIDIARY CORPORATION" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

         IN WITNESS WHEREOF, this 2003 Stock Incentive Plan of RF Micro Devices, Inc., is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 6th day of June, 2003.

                                    RF MICRO DEVICES, INC.

                                    By:    /s/ William A.Priddy, Jr.
                                       -----------------------------------------
                                    Name:  WILLIAM A. PRIDDY, JR.
                                       -----------------------------------------
                                    Title: CHIEF FINANCIAL OFFICER AND CORPORATE
                                           -------------------------------------
                                           VICE PRESIDENT OF ADMINISTRATION
                                           -------------------------------------


ATTEST:
  /s/ Powell T. Seymour
-----------------------------------


Secretary

[Corporate Seal]